UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CONDUIT PHARMACEUTICALS INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED APRIL 16, 2025

4581 Tamiami Trail North, Suite 200

Naples, Florida 34103

(646) 491-9132

NOTICE OF VIRTUAL SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, MAY 9, 2025

To our stockholders:

The 2025 virtual special meeting of stockholders (the “Special Meeting”) of Conduit Pharmaceuticals Inc., a Delaware corporation, will be held on Friday, May 9, 2025, at 10:00 a.m., Eastern Time, for the following purposes:

1.	To approve one or more amendments of the Company’s Second Amended and Restated Certificate of Incorporation to effect one or more reverse stock splits of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a ratio ranging from any whole number between 1-for-2 and 1-for-100 and in the aggregate not more than 1-for-250, inclusive, as determined by the Company’s board of directors in its discretion, subject to the authority of the board of directors to abandon such amendments.

2.	to transact such other matters as may properly come before the Special Meeting or any adjournment postponement thereof.

Only holders of record of our Common Stock as of the close of business on April 21, 2025, the record date, are entitled to notice of and to vote at the Special Meeting.

The Special Meeting will be a completely “virtual” meeting of stockholders. You will be able to listen and participate in the virtual special meeting as well as vote and submit your questions during the live webcast of the meeting by registering in advance of the Special Meeting at https://meeting.vstocktransfer.com/CONDUITMAY25. A Zoom account is required to register. If your shares are held by a bank, broker or other agent, please follow the instructions from your bank, broker or other agent to have your shares voted.

Whether or not you plan to participate virtually in the Special Meeting, your vote is important. To assure your representation at the meeting, please vote by following the instructions on the document that has been mailed to you, or, if you received a paper copy of the proxy materials, signing and dating the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope. Sending in your proxy or submitting voting instructions via the Internet will not prevent you from voting during the Special Meeting. If you vote during the Special Meeting pursuant to the voting instructions below, that vote will revoke any prior proxy or voting instructions that you have submitted.

By Order of the Board of Directors,

Dr. Andrew Regan
Chief Executive Officer
Naples, Florida
__________, 2025

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on May 9, 2025: Pursuant to the rules of the Securities and Exchange Commission, with respect to the Special Meeting, we have elected to utilize the “full set delivery” option of providing paper copies of all of our proxy materials by mail.

Whether or not you expect to attend the meeting electronically, please submit a proxy to vote your shares promptly. Even if you have submitted a proxy, you may still vote electronically if you attend the virtual meeting, in which case only your vote cast at the virtual meeting will be counted. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

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PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED APRIL 16, 2025

4581 Tamiami Trail North, Suite 200

Naples, Florida 34103

(646) 491-9132

PROXY STATEMENT

Conduit Pharmaceuticals Inc. is furnishing this proxy statement to our stockholders of record as of the close of business on April 21, 2025 (the “Record Date”) in connection with our solicitation of proxies for use at the virtual special meeting of stockholders to be held on Friday, May 9, 2025 at 10:00 a.m., Eastern Time and any adjournment(s), postponement(s) or other delays thereof (the “Special Meeting”).

The Special Meeting will be a completely “virtual” meeting of stockholders. You will be able to listen and participate in the virtual special meeting as well as vote and submit your questions during the live webcast of the meeting by registering in advance of the Special Meeting at https://meeting.vstocktransfer.com/CONDUITMAY25. A Zoom account is required to register. If your shares are held by a bank, broker or other agent, please follow the instructions from your bank, broker or other agent to have your shares voted.

References in this proxy statement to the “Company,” “we,” “us,” “our” and similar terms mean Conduit Pharmaceuticals Inc.

The accompanying proxy is solicited by our Board of Directors (our “Board”) and is revocable by you at any time before it is voted at the Special Meeting, as described below.

Our principal executive offices are located at 4581 Tamiami Trail North, Suite 200, Naples, Florida, 34103, and our telephone number is (646) 491-9132.

Who May Vote

Only holders of our common stock, par value $0.0001 (the “Common Stock”), outstanding as of the close of business on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting. As of the Record Date, there were             shares of Common Stock outstanding and entitled to vote at the Special Meeting and there were no other classes of securities outstanding that will be entitled to vote at the Special Meeting. Each share of Common Stock is entitled to one vote on all matters. There are no cumulative voting rights.

Voting Requirements and Quorum

At least one-third of the voting power of all outstanding shares of capital stock of the Company entitled to vote at the Special Meeting, present virtually at the meeting or by proxy, constitutes a quorum for action at the meeting. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner exercises its discretionary authority on one or more “routine matters” but does not vote on a given “non-routine” proposal because, with respect to such proposal, such nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The “broker non-votes” occur with respect to the “non-routine” matters for which the broker lacks discretionary authority to vote such uninstructed shares.

The vote requirement for the proposal is as follows:

●	Proposal (Approval of one or more amendments of the Company’s Second Amended and Restated Certificate of Incorporation to effect one or more reverse stock splits of the Company’s Common Stock, at a ratio ranging from any whole number between 1-for-2 and 1-for-100 and in the aggregate not more than 1-for-250, inclusive, as determined by the Company’s board of directors in its discretion, subject to the authority of the board of directors to abandon such amendments) – The approval of one or more amendments of the Company’s Second Amended and Restated Certificate of Incorporation to effect one or more reverse stock splits of the Company’s Common Stock requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions and broker non-votes, if any, are not treated as votes cast, and, therefore, will have no effect on the outcome of this proposal.

Broker Non-Votes

If you are a beneficial owner whose shares are held in the name of a bank, broker or other nominee (i.e., your shares are held in “street name”), and you do not provide your bank, broker or other nominee with voting instructions, such nominee has the authority to vote your shares for or against certain “routine” matters. The proposal to approve one or more amendments of the Company’s Second Amended and Restated Certificate of Incorporation to effect one or more reverse stock splits of the Company’s Common Stock is a routine matter being considered at the Special Meeting. Accordingly, your banker, broker or other nominee may vote your shares on the proposal even in the absence of your instruction.

Our Board’s Voting Recommendations

Our Board recommends that you vote your shares “FOR” the approval of one or more amendments of the Company’s Second Amended and Restated Certificate of Incorporation to effect one or more reverse stock splits of the Company’s Common Stock.

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General Information

We have designed our virtual format to enhance stockholder access, participation and communication. Our Board has made these materials available to you over the Internet, or has delivered printed versions of these materials to you by mail, in connection with our Board’s solicitation of proxies for use at the virtual-only Special Meeting. The Special Meeting is scheduled to be held on Friday, May 9, 2025 at 10:00 a.m., Eastern Time, registering in advance of the Special Meeting at https://meeting.vstocktransfer.com/CONDUITMAY25. A Zoom account is required to register. This solicitation is for proxies for use at the Special Meeting or at any reconvened meeting after an adjournment or postponement of the Special Meeting.

Giving us your proxy means you authorize our Board’s designated proxy holders (who are identified on the proxy card) to vote your shares at the Special Meeting in the manner that you have indicated and in their discretion on such other matters as may properly come before the Special Meeting. If you sign and return the enclosed proxy card but do not indicate your vote, the designated proxy holders will vote your shares “FOR” the approval of one or more amendments of the Company’s Second Amended and Restated Certificate of Incorporation to effect one or more reverse stock splits of the Company’s Common Stock.

Voting at the Special Meeting

The Special Meeting will be held entirely online, and you will not be able to physically attend the virtual meeting. Stockholders may attend and participate in the Special Meeting by registering in advance of the Special Meeting at https://meeting.vstocktransfer.com/CONDUITMAY25. A Zoom account is required to register.

Shares held in your name as the stockholder of record may be voted electronically during the Special Meeting. Shares held in street name, for which you are the beneficial owner but not the stockholder of record, also may be voted electronically during the Special Meeting so long as you obtain a legal proxy from your bank, broker or other nominee and follow the procedures described below.

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, if you are a beneficial owner of shares registered in the name of your broker, bank or other agent, in order to vote in person at the virtual Special Meeting, you must, in addition to registering in advance at https://meeting.vstocktransfer.com/CONDUITMAY25 obtain a valid legal proxy from your broker, bank or other agent and then register to vote at the Special Meeting. After obtaining a valid legal proxy and completing the proxy card indicating your voting instructions, you must submit proof of your legal proxy, along with your proxy card, as attachments via email to vote@vstocktransfer.com in order to vote during the Special Meeting.

Even if you plan to participate in the Special Meeting, we recommend that you submit a proxy to vote your shares in advance, so that your vote will be counted if you later decide not to participate in the Special Meeting.

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Voting Without Participating in the Special Meeting

To submit a proxy to vote your shares without participating in the Special Meeting, please follow the instructions provided with your proxy materials. If you request printed copies of the proxy materials by mail, you may also submit a proxy to vote by signing and submitting your proxy card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. This way your shares will be represented whether or not you are able to participate in the Special Meeting.

How to Participate in the Special Meeting

You are entitled to participate in the Special Meeting only if you were a stockholder of record as of the Record Date or you hold a valid proxy for the Special Meeting.

If you do not comply with the procedures outlined above under “Voting at the Special Meeting”, you will not be admitted to the Special Meeting. We recommend that you log in at least 15 minutes before the Special Meeting to ensure you are logged in when the meeting starts. If you encounter any difficulties accessing the Special Meeting during the check-in or meeting time, please call (888) 799-9666.

If we experience technical difficulties during the meeting (such as a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, we will promptly notify stockholders of the decision via the meeting website.

Revoking a Proxy

You may revoke your proxy or voting instructions by (i) submitting a new proxy with a later date via the Internet before 11:59 p.m., Eastern Time, on May 8, 2025, or by mail that is received by us prior to the Special Meeting or (ii) notifying our Secretary before the Special Meeting by mail at the address shown on page 1. If you participate in the virtual-only Special Meeting and vote during the meeting in the virtual platform, any previously submitted proxy or voting instructions will be revoked.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How We Solicit Proxies

We will solicit proxies and will bear the entire cost of our solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors or officers. No additional compensation for soliciting proxies will be paid to our directors or officers for their proxy solicitation efforts. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of Common Stock.

If You Receive More Than One Proxy Card

If you hold your shares of Common Stock in more than one account, you will receive a proxy card for each account. To ensure that all of your shares of Common Stock are voted, please follow the directions on the document that has been mailed to you, for each account. You should vote all of your shares of Common Stock.

Delivery of Documents to Stockholders Sharing an Address

A number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single set of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials, please notify your broker or direct a written request to Conduit Pharmaceuticals Inc., 4581 Tamiami Trail North, Suite 200, Naples, Florida, 34103, attention: Corporate Secretary. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

For Assistance with Technical Difficulties at the Special Meeting

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call (888) 799-9666.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth beneficial ownership of the Company’s Common Stock as of April 21, 2025 by:

●	each person known to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company;

●	each of the Company’s current executive officers and directors; and

●	all of the Company’s current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days of April 21, 2025. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of April 21, 2025 or subject to restricted stock units that vest within 60 days of April 21, 2025 are considered outstanding and beneficially owned by the person holding such warrants, options, or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to the Company, the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o Conduit Pharmaceuticals Inc., 4581 Tamiami Trail North, Suite 200, Naples, Florida 34103.

The beneficial ownership of our Common Stock is based on [10,273,128] shares of Common Stock issued and outstanding as of April 21, 2025, which number excludes the shares of Common Stock issuable upon exercise of the warrants. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of the shares shown to be beneficially owned by them.

Name and Address of Beneficial Owner	Number of shares of Common Stock		% of Common Stock Beneficially Owned
Directors and named executive officers
James Bligh	10,381	(1)	*
Chele Chiavacci Farley	37,936	(2)	*
Freda Lewis-Hall	77,193	(3)	*
Andrew Regan	302,926	(4)	2.95%
Simon Fry	31,354	(5)	*
All directors and executive officers as a group (5 individuals)	459,790		4.48%

5% beneficial owners
Sarborg Limited	1,853,933	(6)	18.05%

*	Indicates beneficial ownership of less than 1%.

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(1)	Consists of (i) 372 shares of Common Stock and (ii) options to purchase 10,009 shares Common Stock that are currently exercisable. Excludes 11,127 unvested options to purchase shares of Common Stock that are not exercisable within 60 days.

(2)	Consists of (i) 35,537 shares of Common Stock, (ii) warrants to purchase 2,183 shares of Common Stock and (iii) options to purchase 216 shares of Common Stock that are currently exercisable. Excludes 4,633 unvested options to purchase shares of Common Stock that are not exercisable within 60 days.

(3)	Consists of shares of Common Stock, of which (i) 51,991 are held directly by Dr. Lewis-Hall, (ii) 20,033 were issued to Intelmed LLC, of which Dr. Lewis-Hall is the Managing Director, (iii) 5,169 shares of Common Stock were received by Mr. Emerson Hall, Jr., Dr. Lewis-Hall’s spouse, and (iv) 216 are underlying options that are currently exercisable and are held directly by Dr. Lewis-Hall, (v) warrants to purchase 1,033 shares of Common Stock held directly by Dr. Lewis-Hall and (vi) warrants to purchase 4,006 shares of Common Stock held by Intelmed LLC. By virtue of this relationship with both Intelmed LLC and her spouse, Dr. Lewis-Hall may be deemed to share beneficial ownership of the securities held of record by Intelmed LLC and Mr. Emerson Hall, Jr. Dr. Lewis-Hall disclaims any such beneficial ownership except to the extent of her pecuniary interest therein. Excludes 4,633 unvested options to purchase shares of Common Stock that are not exercisable within 60 days. The business address of Intelmed LLC is 11421 Golden Eagle Court Naples, Florida 34120.

(4)	Consists of (i) 666 shares of Common Stock held directly by Dr. Regan, (ii) 300,484 shares of Common Stock held by Corvus Capital Limited, and (iii) 1,776 shares of Common Stock held by Algo Holdings, Inc. Dr. Regan is the Chief Executive Officer of Corvus Capital Limited and Algo Holdings, Inc. is a wholly owned subsidiary of Corvus Capital Limited. By virtue of this relationship, Dr. Regan may be deemed to share beneficial ownership of the securities held of record by Corvus Capital Limited and Algo Holdings, Inc. Dr. Regan disclaims any such beneficial ownership except to the extent of his pecuniary interest therein. Pursuant to a participation and inducement agreement with Nirland Limited, the 30,048 shares of Common Stock held by Corvus Capital Limited may, in certain circumstances, be subject to transfer to Nirland Limited and all such shares of Common Stock are subject to a pledge agreement with respect to such arrangement. Dr. Regan is also a director of Sarborg Limited, a greater than 5% beneficial owner of Conduit’s Common Stock. The business address of Corvus Capital Limited is Floor 2, Willow House, Cricket Square PO Box 709 Grand Cayman KY1-1107, Cayman Islands.

(5)	Consist of 31,354 shares of Common Stock and excludes 4,200 options to purchase shares of Common Stock that are not exercisable within 60 days.

(6)	The business address of Sarborg limited is Willow House, Cricket Square Cayman Islands, Grand Cayman KY1-1107, Cayman Islands.

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PROPOSAL NO. 1 – APPROVAL OF ONE OR MORE AMENDMENTS OF THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFECT ONE OR MORE REVERSE STOCK SPLITS OF THE COMPANY’S COMMON STOCK, AT A RATIO RANGING FROM ANY WHOLE NUMBER BETWEEN 1-FOR-2 AND 1-FOR-100 AND IN THE AGGREGATE NOT MORE THAN 1-FOR-250, INCLUSIVE, AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS DISCRETION, SUBJECT TO THE AUTHORITY OF THE BOARD OF DIRECTORS TO ABANDON SUCH AMENDMENTS

Overview

The Board has adopted and is recommending that our stockholders approve one or more amendments of our Second Amended and Restated Certificate of Incorporation (such amendments, the “Amendments”) to effect one or more reverse stock splits of the common stock at a ratio of not less than 1-for-2 and not more than 1-for-100 and in the aggregate at a ratio of not more than 1-for-250, inclusive, with the exact ratio for each reverse stock split within such range to be determined by the Board in its discretion (any such reverse stock split, the “Reverse Stock Split” and any such ratio, the “Reverse Stock Split Ratio”). In connection with any Reverse Stock Split, the number of authorized shares of Common Stock will not be changed. Pursuant to the law of the State of Delaware, our state of incorporation, the Board must adopt an Amendment and submit the Amendment to stockholders for their approval. The proposed Amendment, one or more of which would be filed with the Secretary of State of the State of Delaware (the “Secretary of State”), will be substantially in the form of Annex A to this proxy statement. Upon the effectiveness of any of such Amendments (the “Reverse Stock Split Effective Time”), the issued and outstanding shares of Common Stock immediately prior to a Reverse Stock Split Effective Time will be reclassified into a smaller number of shares such that a stockholder will own one new share of common stock for each 2 to 100 (or any number in between) and in the aggregate not more than 250, inclusive, shares of issued common stock held by such stockholder immediately prior to a Reverse Stock Split Effective Time, as specified.

By approving this Item, stockholders will approve one or more Amendments and authorize the Board to file such Amendments and to abandon such Amendments, as determined by the Board in its sole discretion. Upon receiving stockholder approval, the Board will have the authority, but not the obligation, in its sole discretion, to elect, without further action on the part of the stockholders, whether to effect any Reverse Stock Split and, if so, to determine the applicable Reverse Stock Split Ratio from among the approved range described above and to effect one or more Reverse Stock Splits by filing one or more Amendments with the Secretary of State. The Board reserves the right to elect not to effect any Reverse Stock Split at any time prior to the effectiveness of the filing of any Amendment with the Secretary of State, if it determines, in its sole discretion, and without further action on the part of the stockholders, that the proposal is no longer in the best interests of the Company and its stockholders.

The Board’s decision as to whether and when to effect any Reverse Stock Split will be based on a number of factors, including market conditions, the historical, existing, and expected trading price of the Common Stock, the anticipated impact of such Reverse Stock Split on the trading price and number of holders of the Common Stock, and the continued listing requirements of the Nasdaq market on which the Company’s Common Stock trades (the “Nasdaq”) at such time of a Reverse Stock Split .

Purpose

Our Board approved the proposal approving any Reverse Stock Split because it believes that:

●	seeking stockholder approval and adoption of any reverse stock split charter amendment to effect the reverse stock split at the discretion of the Board is advisable and in the best interests of the Company and its stockholders;

●	effecting a Reverse Stock Split may be an effective means of avoiding a delisting of the Company’s Common Stock from Nasdaq in the future;

●	an investment in the Company’s Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients and investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks;

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●	analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks and that most investment funds are reluctant to invest in lower priced stocks; and

●	a higher stock price may help generate investor interest in the Company and help the Company attract and retain employees.

If a Reverse Stock Split successfully increases the per share price of our Common Stock, the Board believes this increase may increase trading volume in our Common Stock and facilitate future financings by the Company.

Nasdaq Requirements for Continued Listing

Our Common Stock is currently listed on The Nasdaq Global Market under the symbol “CDT.” Although the Company is not currently deficient with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Global Market (the “Minimum Bid Price Requirement”), the Company is seeking stockholder approval for approval of a range of reverse splits in the event, such reverse splits are needed to maintain its listing on the Nasdaq market should the Company desire not to receive a deficiency notice with respect to the Minimum Bid Price Requirement. The Company will continue to monitor the closing bid price of its Common Stock and if it believes that the Reverse Stock Split is its best option for continuing compliance with the Minimum Bid Price Requirement, then it will undertake such reverse split at a ratio to be determined by the Board. A decrease in the number of outstanding shares of our Common Stock resulting from a Reverse Stock Split should, absent other factors, assist in ensuring that the per share market price of our Common Stock continues to remain above the requisite price for continued listing. However, we cannot provide any assurance that our minimum bid price would remain over the Minimum Bid Price Requirement of The Nasdaq Global Market following any Reverse Stock Split. Further, regardless of our compliance with the Minimum Bid Price Requirement, the listing of our shares on The Nasdaq Global Market may be halted or discontinued if we are unable to maintain compliance with any other Nasdaq continued listing requirement for any reason.

Potential Increased Investor Interest

On April __, 2025, the closing price of a share of our Common Stock on Nasdaq was $_______ per share. An investment in our Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, our management believes that most investment funds are reluctant to invest in lower priced stocks.

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in an increase in the per share price of our Common Stock.

We cannot predict whether the Reverse Stock Split will increase the market price for our Common Stock in the future. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●	the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split;

●	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

●	the Reverse Stock Split will result in a per share price that will increase the ability of the Company to attract and retain employees; or

●	the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq for continued listing, or that we will otherwise meet the requirements of Nasdaq for inclusion for trading on The Nasdaq Capital Market.

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Board Discretion to Implement One or More Reverse Stock Splits

The Board believes that stockholder approval of a range of ratios for the Reverse Stock Split Ratio (as opposed to a single Reverse Stock Split Ratio) and to authorize one or more Amendments is in the best interests of the Company and stockholders because it is not possible to predict market conditions at the time that any Reverse Stock Split would be effected. We believe that a range of Reverse Stock Split Ratios provides us with the most flexibility to achieve the desired results of any Reverse Stock Split through one or more Amendments. The Reverse Stock Split Ratio to be determined by the Board, in its sole discretion, will be a whole number in a range of 1-for-2 to one-for-100 and in the aggregate not more than one-for-250, inclusive. The Board reserves the right to elect not to effect any Reverse Stock Split at any time prior to the effectiveness of the filing of any Amendment with the Secretary of State, if it determines, in its sole discretion, and without further action on the part of the stockholders, that a Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

In determining any applicable Reverse Stock Split Ratio and whether and when to effect any Reverse Stock Split pursuant to one or more Amendments following the receipt of stockholder approval, the Board may consider a number of factors, including, without limitation:

● our ability to maintain the listing of the Common Stock on the Nasdaq;

● the historical trading price and trading volume of the Common Stock;

● the number of shares of Common Stock outstanding immediately before and after the Reverse Stock Split;

● the dilutive impact of any potential exercise of the Company’s outstanding warrants or conversion of the Company’s outstanding convertible notes and the related impact on the trading price of the Common Stock;

● the then-prevailing trading price and trading volume of the Common Stock and the anticipated impact of a Reverse Stock Split on the trading price and trading volume of the Common Stock in the short- and long-term;

● the anticipated impact of a particular Reverse Stock Split Ratio on the Company’s ability to reduce administrative and transactional costs;

● the anticipated impact of a particular Reverse Stock Split Ratio on the number of holders of the Common Stock; and

● prevailing general market, legal, and economic conditions.

We believe that granting the Board the authority to elect to implement one or more Reverse Stock Splits through one or more Amendments at various Reverse Stock Split Ratios (subject to the aggregate 1-for-250 limitation) is essential because it allows us to take these factors into consideration and to react to changing market, legal and economic conditions. If the Board chooses to implement one or more Reverse Stock Splits, we will make a public announcement regarding the determination of each such Reverse Stock Split and the applicable Reverse Stock Split Ratio.

Certain Risks Associated with One or More Reverse Stock Splits

There are risks associated with effecting one or more Reverse Stock Splits, including that any such Reverse Stock Splits may not result in an increase in the per share price of Common Stock.

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The Company cannot predict whether one or more Reverse Stock Splits will increase the market price for the Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

● the market price per share of the Common Stock after one or more Reverse Stock Splits will rise in proportion to the reduction in the number of shares of the Common Stock outstanding before such Reverse Stock Splits;

● one or more Reverse Stock Splits will result in a per share price that will attract brokers and investors who do not trade in lower-priced stocks;

● one or more Reverse Stock Splits will result in a per share price that will increase the ability of the Company to attract and retain employees; or

● the market price per share will achieve and maintain the stock price required to not be considered unsuitable for continued trading on the Nasdaq.

The market price of the Common Stock will also be based on the performance of the Company, and other factors, some of which are unrelated to the number of shares outstanding. If one or more Reverse Stock Splits are effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of the Company may be greater than would occur in the absence of one or more Reverse Stock Splits. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after one or more Reverse Stock Splits.

Effects of One or More Reverse Stock Splits

The form of reverse stock split charter amendment to effect a Reverse Stock Split is set forth in Annex A to this proxy statement.

If implemented, the Reverse Stock Split will be effected simultaneously for all issued shares of our Common Stock. The Reverse Stock Split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except with respect to the treatment of fractional shares. The Reverse Stock Split will not change the terms of our Common Stock. Additionally, the Reverse Stock Split will have no effect on the number of shares of Common Stock that we are authorized to issue. After the Reverse Stock Split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. Shares of our Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act.

Effects on Stockholders

Any Reverse Stock Split will be realized simultaneously for all shares of Common Stock outstanding immediately prior to the applicable Reverse Stock Split Effective Time. Any Reverse Stock Split will affect all holders of shares of Common Stock outstanding immediately prior to the Reverse Stock Split Effective Time uniformly and each such stockholder will hold the same percentage of Common Stock outstanding immediately following any Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as described below. Any Reverse Stock Split will not change the par value of the Common Stock and will not reduce the number of authorized shares of Common Stock. Common Stock issued pursuant to any Reverse Stock Split will remain fully paid and non-assessable. Voting rights and other rights of the holders of Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described below. Any Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). After any Reverse Stock Split, the Common Stock would have a new Committee on Uniform Securities Identification Procedures number, or CUSIP number, used to identify the Common Stock. Following any Reverse Stock Split, the Common Stock will continue to be listed on the Nasdaq under the symbol “CDT”.

One of the effects of one or more Reverse Stock Splits will be to effectively increase the proportion of authorized shares which are unissued relative to those which are issued. Any Reverse Stock Split will not affect the number of authorized shares of the Company’s capital stock that will continue to be authorized pursuant to the Company’s Restated Certificate of Incorporation, as amended by the Amendments. Up to 250,000,000 shares of Common Stock are authorized to be issued under the Company’s Restated Certificate of Incorporation.

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The table below shows, as of the Record Date, the number of shares outstanding and percentage of the authorized Common Stock prior to a Reverse Stock Split and the number of outstanding shares of Common Stock that would result from a Reverse Stock Split at (a) a 1-for-2 Reverse Stock Split Ratio, (b) a 1-for-5 Reverse Stock Split Ratio, (c) a 1-for-10 Reverse Stock Split Ratio, (d) a 1-for-20 Reverse Stock Split Ratio, (e) a 1-for-50 Reverse Stock Split Ratio and (f) a 1-for-100 Reverse Stock Split Ratio, in each case without giving effect to the treatment of fractional shares:

Reverse Split Ratio	Approximate Number of Shares Issued and Outstanding		Percentage of Authorized Common Stock
Current shares	[10,273,128	]	[4.1	]%
1-for-2	[5,136,564	]	[2.1	]%
1-for-5	[2,054,626	]	[0.8	]%
1-for-10	[1,027,313	]	[0.4	]%
1-for-20	[513,656	]	[0.2	]%
1-for-50	[205,463	]	[0.08	]%
1-for-100	[102,731	]	[0.04	]%

No Effect on Preferred Stock Authorization

The Company’s Restated Certificate of Incorporation currently authorizes the issuance of 1,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”), none of which are currently issued or outstanding. The proposed Amendments would not increase or decrease the authorized number of shares of preferred stock.

No Effect on Par Value

The proposed Amendments would not affect the par value of the Common Stock, which will remain at $0.0001.

Accounting Matters

As a result of any Reverse Stock Split, upon the applicable Reverse Stock Split Effective Time, the stated capital on our balance sheet attributable to the Common Stock, which consists of the par value per share of the Common Stock multiplied by the aggregate number of shares of Common Stock issued and outstanding, will be reduced in proportion to the size of the applicable Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Procedure For Effecting One or More Reverse Stock Splits

If the stockholders approve the Amendments, and if the Board determines to effect a Reverse Stock Split, such Reverse Stock Split will become effective at the Reverse Stock Split Effective Time, which will be upon the date and time as indicated in any such filing of the applicable Amendment related to such Reverse Stock Split with the Secretary of State. At the applicable Reverse Stock Split Effective Time, shares of Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of Common Stock, as applicable, in accordance with the particular Reverse Stock Split Ratio contained in the applicable Amendment.

As soon as practicable after the applicable Reverse Stock Split Effective Time, stockholders of record will be notified that a Reverse Stock Split has been effected. Stockholders of record will not need to take any action to receive post-Reverse Stock Split shares of Common Stock. As soon as practicable after the Reverse Stock Split Effective Time, a transmittal letter along with a statement of ownership will be sent to the registered addresses of stockholders of record indicating the number of post-Reverse Stock Split shares of Common Stock stockholders of record hold.

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Upon the implementation of any Reverse Stock Split, we intend to treat shares of Common Stock held by stockholders in “street name” (i.e., through a bank, broker, custodian, or other nominee), in the same manner as registered “book-entry” holders of Common Stock. Banks, brokers, custodians or other nominees will be instructed to effect such Reverse Stock Split for their beneficial holders holding Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing a Reverse Stock Split and for the treatment of fractional shares. If a stockholder holds shares of Common Stock with a bank, broker, custodian, or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian, or other nominee.

Fractional Shares

No fractional shares would be issued if, as a result of any Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be reclassified, will be entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing price of the Common Stock on the Nasdaq on the last trading day immediately preceding the Split Effective Time (with such closing price proportionately adjusted to give effect to the Reverse Stock Split). Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.

As of the Record Date, there were approximately 4,900 stockholders of record of the Common Stock. Upon stockholder adoption and approval of this proposal, if the Board elects to implement the Reverse Stock Split, the Company does not expect that cashing out fractional stockholders would significantly reduce the number of stockholders of record. Reducing the number of post-split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

With respect to awards granted under the Equity Plans, the number of shares of the Common Stock issuable thereunder will be rounded down to the nearest whole share of the Common Stock, in order to comply with the requirements of Sections 409A and 424 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

By approving the Reverse Stock Split Charter Amendment, stockholders will be approving the combination of a whole number of shares of the Company’s Common Stock not less than 1-for-2 and not greater than 1-for-100 into one share of the Company’s Common Stock, and in the aggregate not more than 1-for-250, inclusive, with any such future amendment setting forth the actual ratio to be determined by our Board. Furthermore, by adoption and approval of this proposal, the stockholders will be deemed to have adopted and approved one or more amendments to effect a Reverse Stock Split at one or more of the ratios between and including 1-for-2 and 1-for-100, and in the aggregate not more than 1-for-250, inclusive.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares from any Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company, the Reverse Stock Split Proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders. The Board does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

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U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain U.S. federal income tax considerations of the proposed Reverse Stock Split that may be relevant to U.S. holders and non-U.S. holders (each as defined below) of the Common Stock, but does not purport to be a complete analysis of all potential tax consequences that may be relevant to such holders. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Common Stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

This discussion is limited to holders that hold the Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation: U.S. expatriates and former citizens or long-term residents of the United States; persons that hold shares of Common Stock in connection with a permanent establishment or fixed base outside the United States; U.S. holders (as defined below) whose functional currency is not the U.S. dollar; persons holding the Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment; banks, insurance companies, and other financial institutions; real estate investment trusts or regulated investment companies; brokers, dealers or traders in securities; corporations that accumulate earnings to avoid U.S. federal income tax; S corporations, partnerships or other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (and investors therein); tax-exempt organizations or governmental organizations; persons deemed to sell the Common Stock under the constructive sale provisions of the Code; persons who hold or receive the Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; tax-qualified retirement plans; U.S. holders who beneficially own Common Stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472; and holders that hold or have held, directly, indirectly or constructively pursuant to attribution rules, more than 5% of the shares of Common Stock at any time during the five-year period ending on the date of the consummation of the Reverse Stock Split.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Common Stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF THE COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

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Tax Consequences to U.S. Holders

For purposes of this discussion, a “U.S. holder” is a beneficial owner of the Common Stock that for U.S. federal income tax purposes is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) the administration of which is subject to the primary supervision of a U.S. court and that has one or more U. S. persons that have the authority to control all substantial decisions of the trust or (b) that was in existence before August 20, 1996, and has a valid election in effect under applicable Treasury Regulations to be treated as a U. S. person for U.S. federal income tax purposes.

The proposed Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that is treated as a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, except as described below with respect to cash received in lieu of fractional shares (which fractional share is generally treated as received and then exchanged for cash), a U.S. holder of Common Stock generally should not recognize gain or loss upon the proposed Reverse Stock Split. Accordingly, the aggregate tax basis of the U.S. holder in the shares of Common Stock received in the Reverse Stock Split, including any fractional share treated as received and then exchanged for cash, should equal the U.S. holder’s aggregate tax basis in the shares of Common Stock that such U.S. holder owned immediately prior to the Reverse Stock Split. In addition, a U.S. holder’s holding period in the shares of Common Stock received should include the holding period in the shares of Common Stock surrendered in the Reverse Stock Split. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the Reverse Stock Split. Holders of shares of the Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Generally, a U.S. holder who receives cash in lieu of a fractional share of the Common Stock pursuant to the proposed Reverse Stock Split should be treated for U.S. federal income tax purposes as having received a fractional share pursuant to the Reverse Stock Split and then as having received cash in exchange for the fractional share and should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the U.S. holder’s tax basis that is allocable to such fractional share of the Common Stock. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in the fractional share is more than one year as of the effective date of the proposed Reverse Stock Split. The deductibility of capital losses is subject to limitations. Special rules under Section 302 of the Code may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as a distribution under Section 301 of the Code (rather than as a sale or exchange) with respect to certain U.S. holders who own more than a minimal amount of Common Stock and whose proportionate interest in the Company is not reduced (after taking into account certain constructive ownership rules), or who exercise more than a minimal degree of voting or other type of control over the affairs of the Company. U.S. holders of our Common Stock should consult their own tax advisors to determine the extent to which their receipt of cash in lieu of fractional shares could be treated as a dividend based on their particular circumstances.

Payments of cash made in lieu of a fractional share of the Common Stock may, under certain circumstances, be subject to information reporting and U.S. “backup withholding”. To avoid backup withholding, each holder of our shares of the Common Stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax and any amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

Generally, a beneficial owner of our Common Stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) (a “non-U.S. holder”) should not recognize any gain or loss upon the Reverse Stock Split.

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In addition, if such non-U.S. holder were to recognize capital gain or loss attributable to cash received in lieu of a fractional share, such gain or loss should also generally not be subject to U.S. federal income or withholding tax unless (a) such gain or loss is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), (b) the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the Reverse Stock Split and certain other conditions are met, or (c) our Common Stock constitutes a U.S. real property interest by reason of our status as U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes

Gain described in clause (a) above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items. A non-U.S. holder described in clause (b) above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain realized with respect to cash received in lieu of a fractional share, which may be offset by certain U.S. source capital losses, even though the non-U.S. holder is not considered a resident of the United States, provided the non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. With respect to clause (c) above, if we are a USRPHC, a non-U.S. holder may qualify for an exemption if our Common Stock is regularly traded on an established securities market and the non-U.S. holder does not actually or constructively hold more than 5% of such regularly traded Common Stock at any time within the shorter of the five-year period preceding the Reverse Stock Split and the non-U.S. holder’s holding period for our Common Stock. Because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we are not or were not at any time a USRPHC. If no exemption is available and we are a USRPHC, a Non-U.S. holder’s cash received in lieu of a fractional share will generally be subject to withholding at a rate of 15% and such non-U.S. holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally should not apply to such gain. Non-U.S. holders should consult with their tax advisors on the availability of any exemption in the event we are or become a USRPHC.

Notwithstanding the foregoing, gain recognized by a non-U.S. holder attributable to cash received in lieu of a fractional share could be treated as a dividend for U.S. federal income tax purposes (which could be subject to U.S. federal income or withholding tax) instead of capital gain if such non-U.S. holder owns more than a minimal amount of Common Stock and whose proportionate interest in the Company is not reduced (after taking into account certain constructive ownership rules), or who exercises more than a minimal degree of voting or other type of control over the affairs of the Company. Non-U.S. holders of our Common Stock should consult their own tax advisors to determine the extent to which their receipt of cash in lieu of fractional shares could be treated as a dividend.

In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our Common Stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder, and the applicable withholding agent does not have actual knowledge to the contrary. Under certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our Common Stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

The foregoing summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business, or tax advice to any particular Company holder. This summary does not take into account your particular circumstances and does not address consequences that may be particular to you. Therefore, you should consult your tax advisor regarding the particular U.S. federal income tax consequences of the Reverse Stock Split to you, including any tax consequences arising under U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Dissenters’ Rights of Appraisal

Under the General Corporation Law of the State of Delaware (the “DGCL”), stockholders are not entitled to dissenters’ rights of appraisal in connection with the Reverse Split.

Vote Required

To approve one or more amendments of the Company’s Second Amended and Restated Certificate of Incorporation to effect one or more reverse stock splits of the Company’s Common Stock, at a ratio ranging from any whole number between 1-for-2 and 1-for-100 and in the aggregate not more than 1-for-250, inclusive, as determined by the Company’s board of directors in its discretion, subject to the authority of the board of directors to abandon such amendments, requires the approval by a majority of the votes cast by the holders of shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the outcome of this proposal. This proposal is a matter considered “routine” under applicable rules. Accordingly, your banker, broker or other nominee may vote your shares on this proposal even in the absence of your instruction.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF ONE OR MORE AMENDMENTS OF THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFECT ONE OR MORE REVERSE STOCK SPLITS OF THE COMPANY’S COMMON STOCK, AT A RATIO RANGING FROM ANY WHOLE NUMBER BETWEEN 1-FOR-2 AND 1-FOR-100 AND IN THE AGGREGATE NOT MORE THAN 1-FOR-250, INCLUSIVE, AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS DISCRETION, SUBJECT TO THE AUTHORITY OF THE BOARD OF DIRECTORS TO ABANDON SUCH AMENDMENTS.

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OTHER MATTERS

Our Board is not aware of any other matters that are to be presented for action at the Special Meeting. However, if any other matters properly come before the Special Meeting, your shares of Common Stock will be voted in accordance with the discretion of the designated proxy holders (who are identified on the enclosed proxy card).

It is important that your shares of Common Stock be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by using the Internet as instructed on the Notice of Internet Availability of Proxy Materials or enclosed proxy card or by executing and returning, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

By Order of the Board of Directors,

Dr. Andrew Regan
Chief Executive Officer and Director
Naples, Florida
__________, 2025

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ANNEX A

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CONDUIT PHARMACEUTICALS INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Conduit Pharmaceuticals Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	That Section 4.1 of Article IV of the Second Amended and Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 251,000,000 shares, consisting of (a) 250,000,000 shares of common stock (the “Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”). The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation with the power to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL or any successor provision thereof, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.

Effective [date and time] (the “Reverse Stock Split Effective Time”), a one-for-[__]1  reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each [__]1  shares of Common Stock issued and outstanding and held of record by each stockholder of the Corporation or issued and held by the Corporation in treasury immediately prior to the Reverse Stock Split Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Reverse Stock Split Effective Time, with no corresponding reduction in the number of authorized shares of Common Stock (such reclassification and combination of shares, the “Reverse Stock Split”). No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split. If, upon aggregating all of the shares of Common Stock held by a holder of Common Stock immediately following the Reverse Stock Split such holder would otherwise be entitled to a fractional share of Common Stock, the Corporation shall pay in cash (without interest) to each such holder an amount equal to such fraction multiplied by the closing price of the Common Stock on The Nasdaq Global Market on the last trading day immediately preceding the Reverse Stock Split Effective Time (with such closing price proportionately adjusted to give effect to the Reverse Stock Split).

Each stock certificate that, immediately prior to the Reverse Stock Split Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Reverse Stock Split Effective Time shall, from and after the Reverse Stock Split Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Reverse Stock Split Effective Time into which the shares formerly represented by such certificate have been reclassified as well the right to receive cash in lieu of fractional shares of Common Stock to which such holder may be entitled; provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Reverse Stock Split Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Reverse Stock Split Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified as well as the right to receive cash in lieu of fractional shares of Common Stock to which such holder may be entitled.”

2.	That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

1  Shall be a whole number equal to or greater than two (2) and equal to or lesser than one hundred (100) and shall include not more than four decimal digits, which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the board of directors and stockholders in accordance with Section 242 of the Delaware General Corporation Law).

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this _____ day of _______, 20____.

CONDUIT PHARMACEUTICALS INC.

By:
Name:
Title:

[Signature Page to Certificate of Amendment]

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED APRIL 16, 2025

VOTE BY INTERNET
Go to https://ts.vstocktransfer.com/pxlogin
and log in using the below control number. Voting will be open until 11:59 p.m., Eastern Time, May 8, 2025.

CONTROL #

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the envelope we have provided.

VOTE BY EMAIL
Mark, sign and date your proxy card and return it to vote@vstocktransfer.com

ATTEND THE VIRTUAL MEETING
If you would like to attend the Special Meeting, please register for the Special Meeting of Stockholders be held on Friday, May 9, 2025, at 10:00 a.m., Eastern Time, via the following URL:

https://meeting.vstocktransfer.com/CONDUITMAY25

* SPECIMEN *
1 MAIN STREET
ANYWHERE PA 99999-9999

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Special Meeting of Stockholders Proxy Card - Conduit Pharmaceuticals Inc.

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Date __________ **Signature** __________ **Signature, if held jointly** __________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

To change the address on your account, please check the box at right and indicate your new address. ☐

* SPECIMEN * AC:ACCT999 90.00

The Proxy Statement and the Proxy Card are available online at:

https://ts.vstocktransfer.com/irhlogin/I-CONDUIT

To Register for the Virtual Meeting, Please Visit:

https://meeting.vstocktransfer.com/CONDUITMAY25

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Andrew Regan and James Bligh and each of them, with full power of substitution, as proxies, to vote at the Special Meeting of Stockholders of Conduit Pharmaceuticals Inc. to be held on Friday, May 9, 2025, at 10:00 a.m., Eastern Time virtually via Zoom, and any adjournments and postponements thereof, hereby revoking all proxies heretofore given, to vote all shares of Common Stock of the Company held or owned as of April 21, 2025 by the undersigned as directed on the reverse side, and, in their discretion, upon such other matters as may properly be brought before the meeting. This proxy revokes all prior proxies given by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to any matter, this proxy will be voted in accordance with the Board of Directors' recommendations for such matter. Any and all proxies heretofore given by the undersigned are hereby revoked.

Electronic Delivery of Future Proxy Materials. If you would like to reduce the costs incurred by Conduit Pharmaceuticals Inc. in mailing materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the internet. To sign up for electronic delivery, please provide your email address below and check here to indicate you consent to receive or access proxy materials electronically in future years.

Email Address: ______________________________ ☐

PLEASE INDICATE YOUR VOTE ON THE REVERSE SIDE

(Continued and To be Signed on Reverse Side)